Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Hanson and Christopher Schiavo and any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place, and stead, until revoked in writing, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed in any and all capacities, including but not limited to his capacity as a managing member, member, former member or other beneficial owner of Battery Partners VIII, LLC, or in his capacity as a managing member, member, former member or other beneficial owner of any entity formed to serve as a general partner or managing member of any Alternative Fund formed pursuant to the terms and provisions of the Limited Partnership Agreement of Battery Ventures VIII, L.P. dated as of July 2, 2007 (each such fund, an “Alternative Fund), with respect to securities held by such signatory as a result of his relationship with any of the foregoing entities or with Battery Ventures VIII, L.P., or any Alternative Fund, pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the “Securities Act”) or the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the “Exchange Act”), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act, the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

The authority granted pursuant to this Power of Attorney shall continue with respect to each Reporting Person until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person’s ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Authorized Signatories are not assuming any of the Reporting Person’s responsibilities to comply with the Act or the Exchange Act.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 19th day of May, 2008.

/s/ Richard D. Frisbie
Richard D. Frisbie

/s/ Thomas J. Crotty
Thomas J. Crotty

/s/ Kenneth P. Lawler
Kenneth P. Lawler

/s/ Roger H. Lee
Roger H. Lee

/s/ Morgan M. Jones
Morgan M. Jones

/s/ Mark H. Sherman
Mark H. Sherman

/s/ Scott R. Tobin
Scott R. Tobin

/s/ R. David Tabors
R. David Tabors

/s/ Sumil S. Dhaliwal
Sumil S. Dhaliwal

/s/ Michael M. Brown
Michael M. Brown

/s/ Neeraj Agrawal
Neeraj Agrawal